EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-                ) pertaining to the Rock-Tenn Company (SSCC) Equity Incentive Plan of our reports dated November 19, 2010, with respect to the consolidated financial statements of Rock-Tenn Company and the effectiveness of internal control over financial reporting of Rock-Tenn Company included in its Annual Report (Form 10-K) for the year ended September 30, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

May 26, 2011